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                                                                    Exhibit 4.8

                       STOCK PLEDGE AGREEMENT


          STOCK PLEDGE AGREEMENT, dated as of November 18, 1994, between PAYLESS CASHWAYS, INC., an Iowa corporation (the "Borrower"), and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY ("CIBC"), as Collateral Agent (in such capacity, together with any successor collateral agent, the "Collateral Agent") made for the benefit of the Collateral Agent, CIBC, as Administrative Agent (in such capacity, the "Administrative Agent"), The Bank of Nova Scotia, NationsBank of Texas, N.A. and the Bank of America National Trust and Savings Association, as Co-Agents (in such capacity, the "Co-Agents") and the banks and other financial institutions (the "Banks") from time to time parties to the Credit Agreement, dated as of November 18, 1994, among the Borrower, the Administrative Agent, the Collateral Agent, the Co-Agents and the Banks (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") and Commerce Bank, N.A. and any other bank which shall hereafter issue commercial letters of credit pursuant to the Merchandise Letter of Credit Facility (as hereinafter defined) (the "Merchandise Letter of Credit Bank"). The Collateral Agent, the Administrative Agent, the Co-Agents, the Banks and the Merchandise Letter of Credit Bank are collectively referred to herein as the "Secured Parties."


                        W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, the Secured Parties have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower and the Merchandise Letter of Credit Bank are parties to the Letter of Credit Issuance and Reimbursement Agreement dated as of November 18, 1994, as amended (as such agreement may be amended, supplemented, otherwise modified or replaced from time to time with the consent of the Required Banks, the "Merchandise Letter of Credit Facility"), pursuant to which the Merchandise Letter of Credit Bank makes available to the Borrower up to $15,000,000 of commercial letters of credit at any one time outstanding (the "Merchandise Letters of Credit");

            WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that the Borrower shall have executed and delivered this Stock Pledge Agreement to the Collateral Agent for the benefit of the Secured Parties;




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          NOW, THEREFORE, in consideration of the premises and to induce the
Collateral Agent, the Administrative Agent, the Co-Agents and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans and to issue and participate in the letters of credit (the "Bank Letters of Credit") provided for under the Credit Agreement and to induce the Merchandise Letter of Credit Bank to issue the Merchandise Letters of Credit provided for under the Merchandise Letter of Credit Facility and for other good and valuable consideration receipt of which is hereby acknowledged, the Borrower hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:


          SECTION 1.  Definitions.

          Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "Collateral" the Pledged Stock and all Proceeds thereof.

          "Obligations" means the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Bank Letters of Credit, the Merchandise Letter of Credit Facility, the Merchandise Letters of Credit, this Pledge Agreement, the other Credit Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to any of the Secured Parties that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement, the Merchandise Letter of Credit Facility or the other Credit Documents) or otherwise.

          Pledge Agreement" means this Stock Pledge Agreement.



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          "Pledged Stock" means (i) the Subsidiary Shares and (ii) any other capital stock of a Subsidiary of the Borrower required to be pledged to the Collateral Agent pursuant to Section 3(b).

          "Security Interests" means the security interests in the Collateral granted hereunder securing the Obligations.

          "Subsidiary Shares" means the shares of stock and certificates evidencing the same more particularly described in Schedule A annexed hereto.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code as in effect on the date hereof shall have the meanings therein stated.


          SECTION 2.  Representations and Warranties.

          The Borrower represents and warrants as follows:

          (i) The Borrower is, and at the time of delivery of the Collateral to the Collateral Agent pursuant to Section 4 of this Pledge Agreement and at all other times will be, the sole legal and beneficial owner of the Collateral free and clear of any Liens other than the Security Interests;

         (ii) The Borrower has full corporate power and authority and legal right to pledge the Collateral pursuant to this Pledge Agreement;

        (iii) The Collateral delivered at any time by the Borrower to the Collateral Agent in accordance with this Pledge Agreement shall at all times (a) constitute all of the Collateral owned by the Borrower at each such time and (b) represent 100% of the issued and outstanding shares of capital stock of the issuers thereof;

         (iv) All of the Pledged Stock has been duly authorized and validly issued, and is duly paid and non-assessable, and is subject to no options to purchase or similar rights of any Person;

          (v) The Borrower is not and will not become a party to or otherwise be bound by any agreement, other than this Pledge Agreement and the Credit Agreement, which restricts in any manner the rights of any present or future holder of any of the Collateral with respect thereto;

         (vi) Upon the delivery of certificates representing the Pledged Stock to the Collateral Agent in accordance with Section 4 hereof, the Collateral Agent (a) will have a valid and perfected first priority security interest in the




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     Collateral securing the payment of the Obligations and (b) will be a
     "bona fide purchaser" (as such term is defined in Article 8 of the New York Uniform Commercial Code) of the Collateral assuming that none of the Secured Parties has notice of an adverse claim as to the Collateral;

        (vii) No consent of any other party (including, without limitation, stockholders or creditors of the Borrower) and no consent, authorization, approval, or other action by, and no notice to or filing or registration with, any Governmental Authority is required either (x) for the pledge by the Borrower of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Borrower, (y) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally, or (z) for the perfection of the Security Interests;

       (viii) Neither the Borrower nor any of its Subsidiaries has performed or will perform any acts which might prevent the Collateral Agent from enforcing any of the terms and conditions of this Pledge Agreement or which would limit the Collateral Agent in any such enforcement;

         (ix) All material set forth herein relating to the Collateral is accurate and complete in all material respects as of the date hereof;

          (x) The pledge of the Collateral pursuant to this Pledge Agreement does not violate Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System or any successor statutes or regulations thereof; and

         (xi) With respect to the Pledged Stock, the Borrower has obtained from each issuer thereof and has delivered to the Collateral Agent an Acknowledgement and Consent substantially in the form of Annex I, executed by such issuer.

          All of the representations and warranties made in this Section 2 shall survive the execution and delivery thereof and the making and/or continuing of the Loans or the issuance of the Merchandise Letters of Credit and shall be deemed to be repeated and confirmed on the date of the making of each Loan or the issuance of each Merchandise Letter of Credit and each time additional securities or property become subject to the pledge hereunder.




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          SECTION 3  The Security Interests.  (a)  The Borrower hereby delivers to the Agent, for the ratable benefit of the Secured Parties, all the Pledged Stock and hereby grants to Agent, for the ratable benefit of the Secured Parties, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          (b) The Borrower agrees that it will cause each issuer of Pledged Stock not to issue any stock or other securities in addition to or in substitution for the Pledged Stock issued by such issuer, except to the Borrower. In the event that any issuer of the Pledged Stock at any time issues any additional or substitute shares of capital stock of any class, the Borrower will immediately pledge and deposit with the Collateral Agent certificates representing all such shares as additional security for the Obligations and take any and all action requested by the Collateral Agent to maintain the continuous protection of the Security Interests. All such shares constitute Pledged Stock and are subject to all provisions of this Pledge Agreement.

          (c) The Security Interests are granted as collateral security only and shall not subject any of the Secured Parties to, or transfer or in any way affect or modify, any obligation or liability of the Borrower or any of its Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.


          SECTION 4 Delivery of Pledged Stock. (a) Contemporaneously with the execution and delivery hereof, the Borrower is causing to be delivered to the Collateral Agent the certificates representing the Pledged Stock. All certificates or instruments representing or evidencing Pledged Stock delivered to the Collateral Agent pursuant hereto shall be in suitable form for transfer by delivery, and shall be accompanied by duly executed, undated, instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent. In addition, the Collateral Agent shall have the right at any time to exchange the certificates representing or evidencing the Collateral for certificates of smaller or larger denominations.

          (b) If an issuer of Pledged Stock is incorporated in a jurisdiction which does not permit the use of certificates to evidence equity ownership then the Borrower shall, to the extent permitted by applicable law, record such pledge on the stock register of the issuer, execute any customary stock pledge forms or other documents necessary to complete the pledge and give the Collateral Agent the right to transfer the Pledged Stock under the terms hereof and provide to the Collateral Agent an opinion




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of counsel, in form and substance satisfactory to it, confirming such pledge.


          SECTION 5.  Filing; Further Assurances.

        The Borrower agrees that at any time and from time to time, at its expense and in such manner and form as the Collateral Agent may require, the Borrower will promptly execute, deliver, file and record any financing statement, specific assignment, notification, stock transfer form or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Borrower hereby authorizes the Collateral Agent to execute and file, in the name of the Borrower or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Pledge Agreement or of a financing statement relating to this Pledge Agreement) which the Collateral Agent in its sole discretion may deem necessary or appropriate to further perfect the Security Interests; provided the Collateral Agent delivers to the Borrower a copy of each financing statement so filed as promptly as possible after the filing thereof.


          SECTION 6.  Record Ownership of Pledged Stock.

        The Collateral Agent may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into and registered in the name of the Collateral Agent or its nominee. The Borrower will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Borrower, and the Collateral Agent will promptly give to the Borrower copies of any notices and communications received by the Collateral Agent with respect to Pledged Stock registered in the name of the Collateral Agent or its nominee.


          SECTION 7. Voting Rights; Dividends. (a) Unless an Event of Default shall have occurred and be continuing:

          (i) The Borrower shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement;

          (ii) The Borrower shall be entitled to receive and retain, and to utilize free and clear of the Lien of this



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     Pledge Agreement, any and all dividends and distributions in respect of the
     Collateral; provided, however, that, whether or not there shall exist an Event of Default, any and all dividends and other distributions in the form of securities or notes and to the extent not included in the foregoing, all stock dividends, stock issued pursuant to a stock split involving the Collateral, distributions of capital with respect to the Collateral and all payments and distributions of any kind or character made upon or with respect to the Collateral pursuant to any merger, consolidation, recapitalization, reclassification, dissolution, liquidation, bankruptcy or reorganization of any issuer thereof, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Borrower, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Borrower, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

          (iii) In order to permit the Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(a)(i) above and to receive the dividends and distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) above, the Collateral Agent shall, upon receiving a written request from the Borrower accompanied by a certificate signed by the chief financial officer of the Borrower stating that no Event of Default has occurred and is continuing, deliver to the Borrower or as specified in such request (unless the Collateral Agent has received written notice from a Bank or the Merchandise Letter of Credit Bank that an Event of Default has occurred and is continuing) such proxies, powers of attorney, consents, dividend payment orders, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee as shall be (x) specified in such request, (y) consistent with the limitations set forth in Section 7(a)(i) and (z) in form and substance reasonably satisfactory to the Collateral Agent.

          (b)  Upon the occurrence and during the continuance of an Event of
     Default:

          (i) Upon written notice from the Collateral Agent to the Borrower, all rights of the Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default.



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          (ii)  All rights of the Borrower to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) above shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends and distributions during the continuance of such Event of Default.

          (c) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
Section 7(b)(i) above and to receive all dividends and distributions which it may be entitled to receive and retain pursuant to Section 7(a)(ii) and 7(b)(ii) above, the Borrower shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent appropriate proxies, powers of attorney, consents, dividend payment orders, ratifications, waivers and other instruments as the Collateral Agent may reasonably request.

          (d) All dividends and distributions which are received by the Borrower contrary to the provisions of Section 7(b)(ii) above shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).


          SECTION 8.  Transfers and Other Liens.

          The Borrower agrees that it will not, except as otherwise expressly permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Security Interests, or (iii) permit any issuer of Pledged Stock to merge or consolidate.


          SECTION 9.  General Authority.

          The Borrower hereby irrevocably appoints the Collateral Agent its true and lawful attorney-in-fact, with full power of substitution, in the name of the Borrower, each of the Secured Parties or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of the Borrower, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:




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          (i)  to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

         (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

        (iii) to sell, transfer, assign or otherwise deal in or with the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

         (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

          (v) to take any other action or resort to any other remedy under the Credit Agreement, this Pledge Agreement or applicable law.


          SECTION 10.  Collateral Agent May Perform.

          If the Borrower fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by the Borrower under
Section 12 hereof.

          SECTION 11. Remedies upon Event of Default. (a) If any Event of Default shall have occurred and be continuing:

          (i) The Collateral Agent may from time to time exercise on behalf of the Secured Parties all the rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral as specified in
     Section 14 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral or any part thereof at public or private sale, at any broker's board, on any securities exchange, or at any of the Collateral Agent's offices, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory irrespective of the impact of any such sales on the market price of the Collateral. Any of the Secured Parties may be



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     the purchaser of any or all of the Collateral so sold at any public sale
     (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale), and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the full extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification within the meaning of Section 9-504(3) of the New York Uniform Commercial Code.

         (ii) The Collateral Agent is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral, (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), if such securities are not so registered at the contemplated time of any such sale, and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. The Borrower covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. The Borrower acknowledges that any private sale of the Collateral may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities
     Act), and, notwithstanding such circumstances, waives any claims against the Secured Parties by reason of the foregoing and agrees that any such private sale shall not, solely by virtue of being a private sale, be deemed to have been made





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     in a commercially unreasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

        (iii)  The notice (if any) of a sale of any Collateral required by this
     Section 11 shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and
     (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but none of the Secured Parties shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (b) If the Collateral Agent, in its reasonable discretion, determines that it is necessary or advisable, in connection with the exercise by the Collateral Agent of its remedies under this Section 11, to effect a public registration of the Collateral pursuant to the Securities Act (or any similar statute then in effect), the Borrower shall, as expeditiously as possible:

          (i) cause the issuer thereof to prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Collateral and use its best efforts to cause such registration statement to become and remain effective;

         (ii) cause the issuer thereof to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Collateral covered by such registration statement whenever the Collateral Agent shall desire to sell or otherwise dispose of the Collateral;

        (iii) furnish or cause the issuer thereof to furnish to the Collateral Agent such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Collateral Agent may reasonably request in order to facilitate the public sale or other disposition of the Collateral by the Collateral Agent;

         (iv) cause the issuer thereof to register or qualify the Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the Collateral Agent shall request, and do such other reasonable acts and things as may be required of it to enable the Collateral Agent to consummate the public sale or other disposition in such jurisdictions of the Collateral by the Collateral Agent;

          (v) furnish or cause the issuer thereof to furnish, at the request of the Collateral Agent, on the date that the Collateral is delivered to the underwriters for sale pursuant to such registration or, if the Collateral is not being sold through underwriters, on the date that the registration statement with respect to such Collateral becomes effective, (A) an opinion, dated such date, of the independent counsel representing the issuer of the applicable Pledged Stock for the purposes of such registration, addressed to the underwriters, if any, and if the Collateral is not being sold through underwriters, then to the Collateral Agent, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities

     Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements contained therein), (3) such counsel has no reason to believe that either the registration statement or the prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, (4) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown, and (5) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required, nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the registration statement which are not described and filed or incorporated by reference as required; and (B) a letter, dated such date, from the independent certified public accountants of the issuer of the applicable Pledged Stock addressed to the underwriters, if any, and if the Pledged Stock are not being sold through underwriters, then to the Collateral Agent, stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of such issuer included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all respects with the applicable accounting requirements of the Securities Act. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as the Collateral Agent may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Collateral Agent may reasonably request; and

         (vi) otherwise use its best efforts to comply with or cause the issuer thereof to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.


          (c) All expenses incurred in complying with Section 11(b), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the issuer of the Pledged Stock, the reasonable fees and expenses of counsel for the Collateral Agent and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Borrower.

          (d) If the Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, the Borrower shall and shall cause each issuer of any Pledged Stock to be sold hereunder from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Commission thereunder, as the same are from time to time in effect.

          (e) The Borrower agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 11 valid and binding and in compliance with any and all other applicable requirements of law.


          SECTION 12. Expenses. The Borrower agrees that it will forthwith upon demand pay to the Collateral Agent:

          (i) the amount of any taxes which the Collateral Agent may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which any of the Secured Parties may incur in connection with (w) the administration or enforcement of this Pledge Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at a rate equal to the sum of 2% plus the CIBC Alternate Base Rate in effect at such time.

          SECTION 13. Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith. It is understood that none of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not such Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any Person with respect to any Collateral.


          SECTION 14. Application of Proceeds. Unless otherwise agreed to in writing by the Banks, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied against the Obligations by the Collateral Agent, subject to the Inter-Facility Agreement, in accordance with Section 9.2 of the Credit Agreement.


          SECTION 15.  Concerning the Collateral Agent.  The provisions of
Section 10 of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Pledge Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

          (a) The Collateral Agent is authorized to take all such action as is provided to be taken by it as Collateral Agent hereunder and all other action reasonable incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Banks or, in the absence of such instructions, in accordance with its discretion.

          (b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Pledge Agreement by the Borrower.


          SECTION 16. Appointment of Co-Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other persons, either to act as co-collateral agent or co-collateral agents, jointly with the Collateral Agent, or to act as separate collateral agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-collateral agent or separate collateral agent similar to the provisions of Section 15).


          SECTION 17. Termination of Security Interests; Release of Collateral. Upon the repayment in full in cash of all the Obligations, the termination of the Commitments under the Credit Agreement and the termination, cancellation or expiration of all Merchandise Letters of Credit issued under or in connection with the Credit Agreement or the Merchandise Letter of Credit Facility, the Security Interests shall terminate, and the Collateral Agent shall, upon the request and at the expense of the Borrower, forthwith assign, transfer, and deliver, against receipt and without recourse to any of the Secured Parties and without representation or warranty on the part of the Secured Parties, such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Borrower. At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Banks and the Merchandise Letter of Credit Bank except that if the Borrower shall sell any Collateral permitted to be sold under the Credit Agreement, the Collateral Agent may release such sold Collateral without obtaining the consent of any Bank or the Merchandise Letter of Credit Bank. Upon any such release of Collateral, the Collateral Agent will, at the expense of the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of such Collateral, as the case may be.

          SECTION 18. Notices. All notices, demands, instructions, and other communications and distributions hereunder shall be given in accordance with
Section 11.1 of the Credit Agreement. For the purposes hereof, the addresses of the Collateral Agent, the Administrative Agent, the Co-Agents and the Banks shall be the addresses in effect from time to time under the Credit Agreement.


          SECTION 19. Waivers, Non-Exclusive Remedies. (a) No failure on the part of the Collateral Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Pledge Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Pledge Agreement or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights in this Pledge Agreement and the other Credit Documents are cumulative and are not exclusive of any other remedies provided by law.

          (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this instrument by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Borrower, the Collateral Agent and each holder of any of the Obligations shall, to the extent permitted by applicable law, be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.


          SECTION 20. Indemnification. The Borrower hereby agrees to indemnify each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Secured Party in any way relating to or arising out of this Pledge Agreement, the Collateral or the enforcement of any of the terms hereof or otherwise arising or relating in any manner to the pledges contemplated hereunder; provided, however, that the Borrower shall not be liable for any of the foregoing to the extent they arise solely from the gross negligence or willful misconduct of the party seeking indemnification.


          SECTION 21. Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Borrower, and the Collateral Agent. Any amendment, modification or supplement of or to any provision of this Pledge Agreement, any termination or waiver of any provision of this Pledge Agreement and any consent to any departure by the Borrower from the terms of any provision of this Pledge Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Borrower in any instance hereunder shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.


          SECTION 22. NEW YORK LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 23. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


          SECTION 24. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower and the Collateral Agent hereby waive, to the extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Pledge Agreement and the Collateral, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Borrower, on the one hand, and the Collateral Agent on the other hand. The Borrower hereby irrevocably consents to the nonexclusive jurisdiction of the courts of the State of New York and, to the extent permitted by applicable law, of any federal court located in the City of New York in connection with any action or proceeding arising out of or relating to this Pledge Agreement or the Collateral. The Borrower hereby waives the defenses of forum non conveniens and improper venue.


          SECTION 25. Security Interest Absolute. All rights of the Collateral Agent and Security Interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional irrespective of:

          (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Merchandise Letter of Credit Facility, any other Credit Document or any other agreement or instrument relating thereto; or

          (ii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations.


          SECTION 26. Irrevocable Authorization and Instruction to issuers of Pledged Stock. The Borrower hereby authorizes and instructs each issuer of the Pledged Stock to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each such issuer shall be fully protected in so complying.


          SECTION 27. Headings. Article and Section headings used in this Pledge Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


          SECTION 28. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Pledge Agreement.

          SECTION 29. Successors and Assigns. This Pledge Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of all Obligations and termination of the Commitments and the cancellation, termination or expiration of all Merchandise Letters of Credit issued under or in connection with the Credit Agreement and the Merchandise Letter of Credit Facility, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent on behalf of the Secured Parties and their respective successors, transferees and assigns; no other persons (including without limitation, any other creditor of the Borrower) shall have any interest herein or any right or benefit with respect hereto.


          SECTION 30. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          SECTION 31. Authority of Collateral Agent. The Borrower acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and the Inter-Facility Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          SECTION 32. Privity. Notwithstanding anything contained herein, in the other Credit Documents or elsewhere to the contrary, no Merchandise Letter of Credit Bank shall be entitled to the benefits of this Pledge Agreement until such time as such Merchandise Letter of Credit Bank has agreed in writing to be bound by the terms hereof and of the Inter-Facility Agreement and to appoint the Collateral Agent to act as collateral agent on its behalf.

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                 PAYLESS CASHWAYS, INC.


                                                 By: s/Greg Drown
                                                     --------------------------
                                                     Title: Asst. Treasurer


                                                 CANADIAN IMPERIAL BANK OF
                                                   COMMERCE, NEW YORK AGENCY
                                                   as Collateral Agent


                                                 By: s/Marybeth Ross
                                                     -------------------------
                                                     Title: Authorized Signatory